                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                    ----------------------------------


                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):   November 15, 2002
                                                         --------------------



            Toyota Auto Finance Receivables LLC on Behalf of the
                Toyota Auto Receivables 2002-C Owner Trust
         ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)





     Delaware            333-74872 and 333-74872-01            95-4836519
-------------------      --------------------------           ------------
  (State or other               (Commission                  (IRS Employer
  jurisdiction of               File Number)              Identification No.)
   incorporation)




    Toyota Auto Finance Receivables LLC
    19300 Gramercy Place, North Building
            Torrance, California                                 90509
----------------------------------------------            -------------------
   (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (310) 468-7333
                                                          -------------------



                          Exhibit Index is on Page 2

Item 5.  Other Events
         ------------
On November 15, 2002, the principal and interest collected during the preceding collection period, net of certain adjustments as provided for in the Sale and Servicing Agreement dated as of October 1, 2002 ("Agreement"), between Toyota Auto Finance Receivables LLC, as "Seller", Toyota Motor Credit Corporation, as "Servicer", and Toyota Auto Receivables 2002-C Owner Trust, as "Issuer", were distributed to the holders of Notes and Certificates issued by Toyota Auto Receivables 2002-C Owner Trust (the "Securityholders"). In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Owner Trustee and Indenture Trustee for the benefit of the Securityholders and was distributed by the Owner Trustee and Indenture Trustee to the Securityholders. A copy of the Servicer's Certificate for the month of October 2002 is filed as Exhibit 20 to this Current Report on Form 8-K.


Item 7(c).  Exhibits

            Exhibit Number    Description
            --------------    -----------

                   20         Servicer's Certificate for the month of
                              October 2002.

                                 SIGNATURES
                                 ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                            TOYOTA AUTO RECEIVABLES 2002-C OWNER TRUST

                            BY:  TOYOTA MOTOR CREDIT CORPORATION, AS
                                 SERVICER


Date:  November 29, 2002           By:        /s/ George E. Borst
       ------------------           -----------------------------------------
                                               George E. Borst
                                                President and
                                           Chief Executive Officer





































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